UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2011 (August 2, 2011)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K dated June 10, 2011, relating to the disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Union Drilling, Inc. (the “Company”) Annual Meeting of Stockholders held on June 9, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers held at the Company’s Annual Meeting of Stockholders on June 9, 2011, 11,533,102 shares voted for three years, 16,007 shares voted for two years, 8,538,399 shares voted for one year, 917,476 shares abstained and there were 1,605,688 broker non-votes.

SEC regulations state that the Company must hold these votes on frequency at least once every six years. Given these voting results and other factors, the Company’s board of directors, at its August 2, 2011 meeting, decided that advisory votes on executive compensation will be submitted to stockholders on a triennial basis until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur not later than the Company’s Annual Meeting of Stockholders in 2017. The next advisory vote on executive compensation will be at the Company’s Annual Meeting of Stockholders in 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: August 4, 2011	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer